Exhibit 99.1

Catalyst Pharmaceuticals Reports that the FDA Marketing Approval Previously Granted for Ruzurgi® is No Longer Valid

Earlier this Week the District Court Granted Summary Judgement to Catalyst in Its Lawsuit Against the FDA and this FDA Action is the Result of that Decision

CORAL GABLES, Fla., Feb. 03, 2022 (GLOBE NEWSWIRE) — Catalyst Pharmaceuticals, Inc. (“Catalyst”) (Nasdaq: CPRX), a commercial-stage, patient- centric biopharmaceutical company focused on in-licensing, developing, and commercializing novel high-quality medicines for patients living with rare diseases, today reported that the District Court which heard Catalyst’s Lawsuit against the FDA has entered summary judgment in favor of Catalyst. The District Court’s order implements the prior decision of the U.S. Court of Appeals for the 11th Circuit, which ruled that the United States Food and Drug Administration’s (“FDA”) approval of Ruzurgi® (Jacobus Pharmaceutical Company, Inc.’s amifampridine product) for the treatment of pediatric patients with Lambert-Eaton myasthenic syndrome (“LEMS”) violated Catalyst’s exclusivity for FIRDAPSE® (amifampridine) Tablets 10 mg under the Orphan Drug Act. As a result of the District Court’s order, the FDA marketing approval previously granted for Ruzurgi® is no longer valid.

Patrick J. McEnany, Catalyst’s Chairman and CEO stated, “The entire Catalyst patient assistance team has been preparing for this likely outcome since the decision of the U.S. Circuit Court of Appeals for the 11th Circuit was reported. We have added additional care coordinators to our Catalyst Pathways® team, and our entire patient- focused team is ready to assist LEMS patients that are currently being treated with Ruzurgi® to provide a smooth, uninterrupted transition to FIRDAPSE.”

Information for Prescribers and Patients on the options available to determine how to transition patients from Ruzurgi® are available at 1-833-422-8259 or www.yourcatalystpathways.com.

About Catalyst Pharmaceuticals

Catalyst Pharmaceuticals is a commercial-stage, patient-centric biopharmaceutical company focused on in-licensing, developing, and commercializing novel high-quality medicines for patients living with rare diseases. With exceptional patient focus, Catalyst is committed to developing a robust pipeline of cutting-edge, first- or best- in-class medicines for other rare diseases. Catalyst’s New Drug Application for FIRDAPSE® (amifampridine) Tablets 10 mg for the treatment of adults with Lambert- Eaton myasthenic syndrome (“LEMS”) was approved in 2018 by the U.S. Food & Drug Administration (“FDA”), and FIRDAPSE is commercially available in the United States as a treatment for adults with LEMS. Further, Canada’s national healthcare regulatory agency, Health Canada, has approved the use of FIRDAPSE for the treatment of adult patients in Canada with LEMS.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Catalyst’s actual results in future periods to differ materially from forecasted results. A number of factors, including (i) whether Jacobus Pharmaceutical Company, Inc. will appeal the ruling of the U.S. Court of Appeals for the 11th Circuit to the U.S. Supreme Court, whether the U.S Supreme Court will agree to hear the appeal, and, if the U.S. Supreme Court agrees to hear the appeal, whether the U.S. Supreme Court will overturn the decision of the 11th Circuit, and (ii) those factors described in Catalyst’s Annual Report on Form 10-K for the fiscal year 2020 and Catalyst’s other filings with the U.S. Securities and Exchange Commission (“SEC”), could adversely affect Catalyst. Copies of Catalyst’s filings with the SEC are available from the SEC, may be found on Catalyst’s website, or may be obtained upon request from Catalyst. Catalyst does not undertake any obligation to update the information contained herein, which speaks only as of this date.

Source: Catalyst Pharmaceuticals, Inc.

Investor Contact

Mary Coleman

Catalyst Pharmaceuticals, Inc.

mcoleman@catalystpharma.com

Media Contact

David Schull

Russo

Partners (858)

717-2310

david.schull@russopartnersllc.com

Source: Catalyst Pharmaceuticals, Inc.